Exhibit 99.1

LeMaitre Q3 2022 Financial Results

BURLINGTON, MA, October 27, 2022 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q3 2022 results, announced a $0.125/share quarterly dividend and provided guidance.

Q3 2022 Financial Results

●	Sales of $39.0mm, +2% (+7% organic) vs. Q3 2021
●	Op. income $6.2mm, -32%
●	Op. margin of 16%
●	Net income of $5.5mm, -16%
●	Earnings per diluted share $0.25, -17%
●	Cash and investments +$4.1mm to $79.7mm

Q3 2022 sales growth was driven by carotid shunts (+23%), Artegraft (+12%), allografts (+10%) and embolectomy catheters (+10%). By geography, organic sales increased 11% in APAC, 8% in EMEA and 6% in the Americas. The strong U.S. dollar reduced sales by $1.9mm.

The gross margin decreased to 64.2% in Q3 2022 (vs. 64.8% in Q3 2021). The strong dollar reduced the gross margin by 1.7% year-over-year. The Company had 213 direct labor employees as of September 30, up 54% year-over-year.

Q3 2022 operating income was $6.2mm. Q3 operating expense growth was driven by increased headcount, including a 28% larger salesforce (118 reps on September 30), as well as MDR-related regulatory expenses.

George LeMaitre, Chairman and CEO, said “In Q3 we grew 7% organically and increased our cash balance by $4.1 million to $79.7 million. We continue to build sales rep and direct labor headcount, both now at high-water marks. We expect these investments will drive organic sales growth and improvement to the gross margin in the quarters ahead.”

Business Outlook

	Q4 2022 Guidance	2022 Full Year Guidance
Sales	$39.8mm - $42.2mm (Mid: $41.0mm, +4%, +9% Org.)	$160.5mm - $162.9mm (Mid:$161.7mm, +5%, +9% Org.)
Gross Margin	65.8%	65.4%
Op. Income	$6.6mm - $8.2mm (Mid: $7.4mm, -11%)	$26.5mm - $28.0mm (Mid $27.2mm, -25%)
Op. Income Ex- Spec. Charge	-	$29.6mm - $31.1mm (Mid: $30.3mm, -17%)
EPS	$0.24 - $0.29 (Mid: $0.26, -5%)	$0.91 - $0.97 (Mid: $0.94, -25%)
EPS Ex- Spec. Charge	-	$1.02 - $1.08 (Mid: $1.05, -16%)

Quarterly Dividend

On October 25, 2022, the Company's Board of Directors approved a quarterly dividend of $0.125/share of common stock. The dividend will be paid on December 1, 2022 to shareholders of record on November 17, 2022.

Share Repurchase Program

On February 22, 2022, the Company's Board of Directors authorized the repurchase of up to $20.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 22, 2023, unless extended by the Board.

Board Appointment

On September 21, 2022, the Company’s Board of Directors appointed Martha Shadan as an independent director. Ms. Shadan has over 20 years of life sciences experience, including President and CEO at Miach Orthopedics and Rotation Medical. Ms. Shadan currently serves on the boards of CVRx and AdvaMed.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at http://www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company's short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization and guidance for full year operating income and EPS excluding special charge. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and the aforementioned non-GAAP profitability measures to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations. The Company believes that the presentation of full year guidance for operating income and EPS excluding special charge provides an alternative and meaningful view of the Company’s profitability excluding the impact of the closure of the Company’s St. Etienne, France factory, a non-recurring event.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the status of our global regulatory approvals and compliance with regulatory requirements to market and sell our products both in the U.S. and outside of the U.S.; the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

J.J. Pellegrino, CFO, LeMaitre
781-425-1691
jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$16,913	$13,855
Short-term marketable securities	62,826	56,104
Accounts receivable, net	20,094	19,631
Inventory and other deferred costs	47,711	46,104
Prepaid expenses and other current assets	4,842	4,189
Asset held for sale	756	-
Total current assets	153,142	139,883

Property and equipment, net	15,351	17,059
Right-of-use leased assets	15,785	15,071
Goodwill	65,945	65,945
Other intangibles, net	48,063	52,710
Deferred tax assets	2,789	1,566
Other assets	973	568

Total assets	$302,048	$292,802

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$2,848	$2,340
Accrued expenses	17,400	16,332
Acquisition-related obligations	1,363	1,271
Lease liabilities - short-term	1,828	1,870
Total current liabilities	23,439	21,813

Lease liabilities - long-term	14,897	14,067
Deferred tax liabilities	60	70
Other long-term liabilities	2,405	2,701
Total liabilities	40,801	38,651

Stockholders' equity
Common stock	236	235
Additional paid-in capital	186,798	181,630
Retained earnings	94,896	88,125
Accumulated other comprehensive loss	(8,127)	(3,435)
Treasury stock	(12,556)	(12,404)
Total stockholders' equity	261,247	254,151

Total liabilities and stockholders' equity	$302,048	$292,802

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Net sales	$39,028	$38,368	$120,697	$114,921
Cost of sales	13,958	13,502	41,855	39,495

Gross profit	25,070	24,866	78,842	75,426

Operating expenses:
Sales and marketing	8,229	6,941	24,321	20,210
General and administrative	7,229	6,004	21,812	18,748
Research and development	3,462	2,848	9,740	8,344
Restructuring	-	-	3,107	-
Total operating expenses	18,920	15,793	58,980	47,302

Income from operations	6,150	9,073	19,862	28,124

Other income (expense), net
Interest income	264	54	539	56
Interest expense	-	(621)	-	(1,693)
Foreign currency gain (loss)	(266)	(72)	(709)	(105)

Income before income taxes	6,148	8,434	19,692	26,382

Provision for income taxes	692	1,930	4,683	5,650

Net income	$5,456	$6,504	$15,009	$20,732

Earnings per share of common stock
Basic	$0.25	$0.30	$0.68	$0.99
Diluted	$0.25	$0.30	$0.68	$0.98

Weighted - average shares outstanding:
Basic	21,984	21,592	21,959	20,920
Diluted	22,217	21,935	22,149	21,251

Cash dividends declared per common share	$0.125	$0.110	$0.375	$0.330

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$26,627	68%	$25,299	66%	$82,024	68%	$76,327	67%
Europe, Middle East and Africa	9,922	25%	10,535	27%	31,165	26%	31,200	27%
Asia Pacific	2,479	7%	2,534	7%	7,508	6%	7,394	6%
Total Net Sales	$39,028	100%	$38,368	100%	$120,697	100%	$114,921	100%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended September 30, 2022
Net sales as reported	$39,028
Impact of currency exchange rate fluctuations	1,895
Adjusted net sales		$40,923

For the three months ended September 30, 2021
Net sales as reported	$38,368
Adjusted net sales		$38,368

Adjusted net sales increase for the three months ended September 30, 2022		$2,555	7%

APAC sales growth reconciliation between GAAP and Non-GAAP:
For the three months ended September 30, 2022
Net sales as reported	$2,479
Impact of currency exchange rate fluctuations	334
APAC adjusted net sales		$2,813

For the three months ended September 30, 2021
Net sales as reported	$2,534
Adjusted net sales		$2,534

APAC adjusted net sales increase for the three months ended September 30, 2022		$279	11%

EMEA sales growth reconciliation between GAAP and Non-GAAP:
For the three months ended September 30, 2022
Net sales as reported	$9,922
Impact of currency exchange rate fluctuations	1,486
EMEA adjusted net sales		$11,408

For the three months ended September 30, 2021
Net sales as reported	$10,535
Adjusted net sales		$10,535

EMEA adjusted net sales increase for the three months ended September 30, 2022		$873	8%

Americas sales growth reconciliation between GAAP and Non-GAAP:
For the three months ended September 30, 2022
Net sales as reported	$26,627
Impact of currency exchange rate fluctuations	74
Americas adjusted net sales		$26,701

For the three months ended September 30, 2021
Net sales as reported	$25,299
Adjusted net sales		$25,299

Americas adjusted net sales increase for the three months ended September 30, 2022		$1,402	6%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending December 31, 2022
Net sales per guidance (midpoint)	$41,000
Impact of currency exchange rate fluctuations	2,049
Adjusted projected net sales		$43,049

For the three months ended December 31, 2021
Net sales as reported	$39,503
Adjusted net sales		$39,503

Adjusted projected net sales increase for the three months ending December 31, 2022		$3,546	9%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2022
Net sales per guidance (midpoint)	$161,697
Impact of currency exchange rate fluctuations	6,445
Adjusted projected net sales		$168,142

For the year ended December 31, 2021
Net sales as reported	$154,424
Adjusted net sales		$154,424

Adjusted projected net sales increase for the year ending December 31, 2022		$13,718	9%

Reconciliation between GAAP and Non-GAAP projected operating income:
For the year ending December 31, 2022
Operating income per guidance (midpoint)	$27,242
Impact of special charge	3,107
Adjusted projected operating income		$30,349

For the year ended December 31, 2021
Operating income as reported	$36,425
Adjusted operating income		$36,425

Adjusted projected operating income decrease for the year ending December 31, 2022		$(6,076)	-17%

Reconciliation between GAAP and Non-GAAP projected EPS:
For the year ending December 31, 2022
EPS per guidance (midpoint)	$0.94
Impact of special charge	$0.11
Adjusted EPS		$1.05

For the year ended December 31, 2021
EPS as reported	$1.25
Adjusted EPS		$1.25

Adjusted projected EPS decrease for the year ending December 31, 2022		$(0.20)	-16%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	For the three months ended	For the nine months ended	LTM
	September 30, 2022	September 30, 2022	September 30, 2022
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$5,456	$15,009	$21,184
Interest (income) expense, net	(264)	(539)	(154)
Amortization and depreciation expense	2,328	7,145	9,504
Provision for income taxes	692	4,683	6,413

EBITDA	$8,212	$26,298	$36,947